SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 15, 2022

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation and Human Capital Committee (the “Committee”) of the Board of Directors and the Board of Directors of Alliance Data Systems Corporation (the “Company”) approved long-term equity incentive compensation awards for the Company’s named executive officers, and such awards were granted on February 15, 2022. Granted pursuant to the Company’s 2020 Omnibus Incentive Plan, the long-term equity incentive compensation awards include both performance-based restricted stock units (“PBRSUs”) and time-based restricted stock units (“TBRSUs”).

The PBRSUs have a three-year performance period and are subject to measurement of the achievement of the metrics described below, made at the discretion of the Committee. The PBRSUs are subject to an annual return on equity (“ROE”) metric with threshold, target and maximum goals for each of fiscal years 2022, 2023 and 2024. For the ROE metric, threshold, target and maximum goals from 50% to 150% achievement may be calculated, with threshold performance achieving 50%, target performance achieving 100% and maximum performance achieving 150%.  The results are interpolated between threshold and target, and between target and maximum.  At the end of the three-year period, the calculations for each of fiscal years 2022, 2023 and 2024 will be averaged and the PBRSUs, as adjusted, will vest on February 18, 2025 (“PBRSU Vesting Date”) provided that the participant is employed by the Company on such PBRSU Vesting Date.

Restrictions will lapse with respect to 33%/33%/34% of the TBRSU awards on the first, second and third anniversary dates of February 15, 2022 (each such date a “TBRSU Vesting Date”) provided that the participant is employed by the Company on each such TBRSU Vesting Date.

In addition, the Committee approved a modification to the 2022 long-term equity incentive compensation for Perry S. Beberman, as previously reported in a Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2021.  In connection with Mr. Beberman joining the Company in July 2021 as Executive Vice President and Chief Financial Officer, the Committee had previously approved his long-term equity incentive compensation for 2022 based on an award level of $1,100,000, all granted in TBRSUs vesting 33%/33%/34% on the first, second and third anniversary of the grant date.  In lieu of this entirely time-based award, on February 15, 2022, the Committee approved a $915,000 grant of PBRSUs and a $610,000 grant of TBRSUs, with both grants on the terms stated above applicable to the Company’s other named executive officers.  With this change, Mr. Beberman’s 2022 long-term equity incentive compensation consists of 60% PBRSUs and 40% TBRSUs, consistent with the Company’s other named executive officers.

The base number of TBRSU awards and PBRSU awards, which may be adjusted as described above, granted to the Company’s chief executive officer, chief financial officer and other named executive officers are as follows:

Ralph J. Andretta, President and Chief Executive Officer:
26,737   (TBRSU)
40,105   (PBRSU)

Perry S. Beberman, EVP and Chief Financial Officer:
8,826   (TBRSU)
13,239   (PBRSU)

Valerie E. Greer, EVP and Chief Commercial Officer, Card Services:
6,685   (TBRSU)
10,027    (PBRSU)

Tammy M. McConnaughey, EVP, Operations and Credit Risk, Card Services:
6,077   (TBRSU)
9,115    (PBRSU)

Joseph L. Motes III, EVP, Chief Administrative Officer, General Counsel and Secretary:
6,685   (TBRSU)
10,027    (PBRSU)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: February 18, 2022	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary